EXHIBIT 5.1

OPINION OF THOMPSON HINE LLP

December 10, 2014

Majesco Entertainment Company

160 Raritan Center Parkway

Edison, New Jersey 08837

Ladies and Gentlemen:

We have acted as counsel to Majesco Entertainment Company, a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission on the date hereof of a Registration Statement on Form S-8 (the “Registration Statement”) registering the offer and sale from time to time pursuant to the Company’s Amended and Restated 2004 Employee, Director and Consultant Entertainment Plan, as amended on April 25, 2014 (the “Plan”), of up to 428,571 additional shares of the Company’s common stock, $0.001 par value per share (“Common Stock”).

In connection with this opinion, we have examined the Registration Statement and such other records, instruments and documents as we have deemed advisable in order to render this opinion. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

Based upon the matters stated herein and subject to the qualifications set forth herein, it is our opinion that, upon the payment for shares of Common Stock in accordance with the terms of the Plan (assuming, except as to treasury shares, that the per share consideration is at least equal to the par value of the Common Stock) and issuance or delivery of such Common Stock as provided in the Plan, such Common Stock will be validly issued, fully paid and non-assessable.

This opinion is limited to the specific matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you with respect to any changes in such laws, rules, regulations or judicial decisions that may occur after the date of this opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement; provided that, in giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Sincerely,

/s/ THOMPSON HINE LLP